Exhibit 99.1

Pete Shimer Joins Korn Ferry’s Board of Directors

Los Angeles, March 6, 2026 – Korn Ferry (NYSE: KFY) today announced that Pete Shimer, former Chief Operating Officer of Deloitte U.S., has been elected to the company’s Board of Directors and appointed to the Board’s Audit Committee and the Nominating and Corporate Governance Committee.

Shimer brings to Korn Ferry’s Board extensive consulting, operational and financial expertise, having spent his entire career at Deloitte in a range of senior roles. As Deloitte U.S.’s COO, he led Finance & Administration, Information Technology, and Corporate Development, helping to bridge strategy and operations to drive world-class operating results. He also served as Interim Deloitte U.S. Chief Executive Officer.

Throughout his tenure at Deloitte, Shimer held several key leadership positions, including Chief Financial Officer and Lead Client Service Partner for multiple Fortune 500 clients. In these roles, he was responsible for evaluating major investments—across acquisitions, joint ventures, technology, and innovation initiatives—and advancing strategic priorities.

“We are excited to have Pete join our Board of Directors,” said Gary D. Burnison, CEO, Korn Ferry. “His strong consulting experience, combined with his broad operational expertise, financial acumen and experience driving strategic investments at scale, will be a strong complement to our Board.”

“We welcome Pete, who brings significant professional services, governance and executive leadership experience to our Board,” said Jerry Leamon, Non-Executive Chair of Korn Ferry’s Board of Directors. “His track record of aligning strategy and operations within a complex global organization will further enhance the breadth and depth of our Board’s capabilities.”

Shimer earned a Bachelor of Arts in Accounting from the University of Washington. He currently serves as Executive Committee Chair of the Cancer Artificial Intelligence Alliance and is on the Board of Directors of Alaska Air Group, where he is a member of the Audit and Safety Committees, and Synopsys, where he is a member of the Audit Committee. He is also an Executive Committee Board member and Vice Chair for the Fred Hutchinson Cancer Center and Board Member of the University of Washington Foster School of Business.

About Korn Ferry

Korn Ferry is a global consulting firm that powers performance. We unlock the potential in your people and unleash transformation across your business—synchronizing strategy, operations, and talent to accelerate performance, fuel growth, and inspire a legacy of change. That’s why the world’s most forward-thinking companies across every major industry turn to us—for a shared commitment to lasting impact and the bold ambition to Be More Than.

As the Official Talent & Organizational Consulting Partner of LA28, Korn Ferry is powering the nearly 5,000 people who power the Olympic Games—bringing in the right talent, building strong leaders, and shaping the structure and culture that will deliver an unforgettable experience for the world.

Forward-Looking Statements

Statements in this press release that relate to Korn Ferry’s goals, strategies, future plans and expectations, and other statements of future events or conditions, such as expectations regarding future board capabilities, performance or benefits, are forward-looking statements that involve a number of risks and uncertainties. Words such as “believes,” “expects,” “anticipates,” “may,” “should,” “will,” or “likely,” and variations of such words and similar expressions are intended to identify such forward-looking statements. Readers are cautioned not to place undue reliance on such statements. Such statements are based on current expectations; actual results in future periods may differ materially from those currently expected or desired because of a number of risks and uncertainties, including changes in business strategy, that are beyond the control of Korn Ferry, including those risks and uncertainties included in Korn Ferry’s periodic filings with the Securities and Exchange Commission, including the factors described in the sections entitled “Risk Factors” and “Forward-Looking Statements” of the Company’s Annual Report on Form 10-K for the fiscal year ended April 30, 2025. Korn Ferry disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Media Contact

Dan Gugler

Korn Ferry

dan.gugler@kornferry.com